Exhibit 10.2

REAL PROPERTY SALE AND PURCHASE AGREEMENT

THIS REAL PROPERTY SALE AND PURCHASE AGREEMENT (this “Agreement”) is made and entered into on this 29th day of August, 2007, by and between SYMMETRY MEDICAL USA INC., a Delaware corporation (“SYMMETRY”), and MFW INVESTMENTS, a Tennessee general partnership (“MFW”), under the circumstances set forth below.

W I T N E S S E T H:

WHEREAS, Louis C. Wallace and Charles O. Mann, Jr. (collectively, “Wallace and Mann”), as sellers, and SYMMETRY, as purchaser, have entered into that certain Purchase Agreement, dated as of the date hereof, whereby Wallace and Mann have agreed to sell all of the issued and outstanding shares of capital stock of Specialty Surgical Instrumentation, Inc., a Tennessee corporation (“SSI”), and all of the outstanding membership interests of UCA, LLC, a Tennessee limited liability company (“UCA”), to SYMMETRY (the “Purchase Agreement”);

WHEREAS, Wallace and Mann also own all of the partnership interests of MFW;

WHEREAS, MFW is the owner of a fee simple interest in the tract of real property, including, without limitation, all improvements, buildings, structures, signage and fixtures upon such real property, located at 200 River Hills Drive in Davidson County, Nashville, Tennessee (the “Real Property”);

WHEREAS, MFW is the holder of a leasehold interest as landlord in the Lease Agreement dated May 1, 1992 and the First Amendment to Lease Agreement dated August 31, 2006, under which SSI is the tenant, covering the Real Property (collectively, the “Lease”);

WHEREAS, in connection with the terms of the Purchase Agreement, Wallace and Mann have negotiated with SYMMETRY for the sale and purchase of the interests of MFW in the Real Property and the Lease; and

WHEREAS, SYMMETRY desires to purchase from MFW the interests of MFW in the Real Property and the Lease upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration more fully set forth below, the receipt and sufficiency of which is hereby acknowledged, MFW and SYMMETRY hereby agree as follows:

1.                                    Subject Property.

On the terms and subject to the conditions set forth in this Agreement, and in consideration of payment of the Purchase Price by SYMMETRY to MFW, MFW hereby agrees to sell, assign, transfer and convey to SYMMETRY, and SYMMETRY hereby agrees to purchase and acquire from MFW, at the Closing (as hereinafter defined), the following (collectively, the “Subject Property”):

(i)                                     all of MFW’s ownership interest in the Real Property listed by address and legally described in Schedule 1 attached hereto and made a part hereof by reference;

(ii)                                  all of MFW’s leasehold interest as landlord in the Lease;

(iii)                               all of MFW’s existing easements, options, licenses, rights, tenements and privileges appurtenant or pertaining to the Real Property;

(iv)                              all equipment, furnishings, materials, inventory, supplies and other tangible personal property, if any, owned by MFW placed or installed on the Real Property and used in respect thereto (collectively, the “Tangible Personal Property”), except for those items specifically excluded from the sale as set forth on Schedule 2 attached hereto and made a part hereof by reference; and

(v)                                 any transferable development rights, permits, certificates of occupancy, entitlements, franchises and other intangible property pertaining to or inuring to the benefit of MFW or the Real Property, including, without limitation, all consents, authorizations, variances or waivers, licenses, warranties, permits and approvals from any Governmental Authority (as hereinafter defined) in respect of the Real Property, and all service contracts and service contract rights to which MFW is a party (the “Project Contracts”) which are Assumed Contracts (as hereinafter defined) that remain valid and in effect as of the Closing Date (as hereinafter defined) (collectively, the “Intangibles”).

2.                                    Purchase Price.

The purchase price (the “Purchase Price”) for the Subject Property shall be One Million Fifty Thousand and No/100 Dollars ($1,050,000.00). At the Closing, SYMMETRY shall pay the Purchase Price less the adjustments provided for herein (the “Cash Payment”) by wire transfer of immediately available funds to an account designated by the Title Company (as hereinafter defined) on or prior to the Closing Date. No portion of the Purchase Price is being allocated to the Tangible Personal Property, and MFW and SYMMETRY hereby assign a value of Zero and No/100 Dollar ($0.00) to the Tangible Personal Property.

3.                                    Title Insurance.

SYMMETRY has already ordered from a nationally recognized title insurance company (the “Title Company”) satisfactory to both SYMMETRY and MFW an irrevocable commitment (the “Title Commitment”) to issue a fee owner’s title insurance policy (American Land Title Association “ALTA” owner’s policy form 1992) to SYMMETRY, and a mortgagee’s title insurance policy to any lender designated by SYMMETRY, with respect to the Real Property, in form and substance satisfactory to SYMMETRY and SYMMETRY’s lender, together with endorsements reasonably requested by SYMMETRY, including, without limitation, access, zoning (ALTA Form 3.1 with parking), comprehensive and survey endorsements, each in an amount determined by SYMMETRY and consistent with the Purchase Price, insuring SYMMETRY and SYMMETRY’s lender and, as a condition to SYMMETRY closing, issued as of the Closing Date by the Title Company, showing MFW can convey to SYMMETRY a good, marketable and fee simple title to the Real Property, subject only to the Allowable

Encumbrances (as hereinafter defined), with extended coverage over all general exceptions. MFW agrees to deliver to the Title Company any affidavits or indemnities reasonably required by the Title Company in connection with the delivery of the owner’s title insurance policy and the mortgagee’s title insurance policy issued to SYMMETRY’s lender. MFW shall bear the cost of the Title Commitment and the fee owner’s title insurance policy. SYMMETRY, however, shall bear the cost of any endorsements requested by SYMMETRY or SYMMETRY’s lender and the cost of the mortgagee’s title insurance policy. SYMMETRY shall be entitled to the benefit of any simultaneous issue discount.

If SYMMETRY does not make a written objection to any exception to title disclosed in the Title Commitment within ten (10) days of receipt of both the Title Commitment and the Survey (as hereinafter defined), the disclosed exception shall be deemed an Allowable Encumbrance. If SYMMETRY makes an objection to a disclosed exception, MFW shall have until the Closing Date to cure the same to SYMMETRY’s reasonable satisfaction. MFW agrees to use commercially reasonable efforts and reasonable diligence to cure any objections, however, MFW is not required to cure any such objections. In the event that MFW cannot or is unwilling to cure SYMMETRY’s objections within said period to SYMMETRY’s satisfaction, SYMMETRY shall have the following options:  (i) to elect to extend the time period in which MFW may act to cure such objections; (ii) to waive the objections and proceed to Closing; or (iii) to terminate this Agreement without penalty. If SYMMETRY elects option (i), and if, at the end of the extended period, MFW is still unable or unwilling to cure SYMMETRY’s objection, then SYMMETRY may elect either option (ii) or (iii).

4.                                    Survey.      SYMMETRY, at MFW’s expense, has already ordered an ALTA/ACSM Survey (the “Survey”) of the Real Property prepared by a land surveyor licensed under the laws of the State of Tennessee. The Survey shall: (i) contain an accurate legal description of the land showing the location of any flood plains and conform to the most recently adopted minimum standard detail requirements for ALTA/ACSM surveys (urban classification) (2005), including items 1-4, 6, 7a, 8-11a, 13 and 16-18 of Table A; and (ii) be certified to MFW, SYMMETRY, SYMMETRY’s lender, Barrett & McNagny LLP and the Title Company.

If SYMMETRY does not make a written objection to any item disclosed in the Survey within ten (10) days of receipt of both the Title Commitment and the Survey, the disclosed item shall be deemed an Allowable Encumbrance. If SYMMETRY makes an objection to a disclosed item, MFW shall have until the Closing Date to cure the same to SYMMETRY’s reasonable satisfaction. MFW agrees to use commercially reasonable efforts and reasonable diligence to cure any objections, however, MFW is not required to cure any such objections. In the event that MFW cannot or is unwilling to cure SYMMETRY’s objections within said period to SYMMETRY’s satisfaction, SYMMETRY shall have the following options: (i) to elect to extend the time period in which MFW may act to cure such objections; (ii) to waive the objections and proceed to Closing; or (iii) to terminate this Agreement without penalty. If SYMMETRY elects option (i), and if, at the end of the extended period, MFW still is unable to cure SYMMETRY’s objection, then SYMMETRY may elect either option (ii) or (iii).

5.                                      Contingencies.

5.1                               SYMMETRY’s Contingencies.

The obligation of SYMMETRY to perform and close under this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of, among any others stated herein, each of the conditions listed below:

A.            All  representations and warranties of MFW set forth herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

B.            The assignment and assumption agreement of the Lease, to be delivered by MFW at Closing, shall contain, inter alia, a certification from MFW that MFW and to its knowledge SSI are not in default of the terms and conditions of the Lease (the “Assignment of Lease”).

C.            The current use of the Real Property not being in violation of the applicable zoning ordinance.

D.            The Real Property having legal access to and from a public roadway.

E.             All utilities, including water, sanitary sewer, electric and gas, being available at or able to be extended to the Real Property to the satisfaction of SYMMETRY.

F.             Closing occurs under the Purchase Agreement.

If any of the contingencies set forth above has not been satisfied, this Agreement may be terminated by SYMMETRY without penalty, or such contingency may be waived by SYMMETRY and the transaction shall proceed forward. If SYMMETRY elects the latter, SYMMETRY may delay Closing a reasonable time period to further address the waived contingencies.

5.2                               MFW’s Contingencies.

The obligation of MFW to perform and close under this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of, among any others stated herein, each of the conditions listed below:

A.            All representations and warranties of SYMMETRY set forth herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

B.            SYMMETRY’s payment and delivery of the Cash Payment to the Title Company.

C.            SYMMETRY’s execution and delivery of any and all instruments, documents and other items required hereunder or reasonably necessary to effectuate the terms of this Agreement.

D.            Closing occurs under the Purchase Agreement.

If any of the contingencies set forth above has not been satisfied, this Agreement may be terminated by MFW without penalty, or such contingency may be waived by MFW and the transaction shall proceed forward. If MFW elects the latter, MFW may delay Closing a reasonable time period to further address the waived contingencies.

6.                                      Real Property Taxes.

With respect to the Real Property, and subject to Section 15.W hereof, the taxes assessed for the current 2007 calendar year shall be equitably prorated between MFW and SYMMETRY on a calendar year basis as of the day immediately prior to the Closing Date on the basis of the last available tax bills covering the Real Property. All taxes assessed for any prior calendar year and remaining unpaid shall be paid by MFW. In addition: (i) taxes which are MFW’s responsibility and not yet due as of Closing, shall be assumed by SYMMETRY, and MFW shall have no further liability for such taxes; and (ii) all taxes due and payable on or prior to the Closing Date shall be paid before Closing or at Closing and charged at Closing to MFW. This Section 6 shall survive the Closing.

7.                                      Rent and Current Operating Expenses.

Rent under the Lease shall be prorated to the day before the Closing Date. All current operating expenses regarding the Real Property as of the Closing Date shall be an adjustment made on the Closing Date and handled pursuant to the terms of the Purchase Agreement.

8.                                      Risk of Loss.

If, prior to the Closing, a material portion of the Real Property is destroyed, or is taken under power of eminent domain (or any entity having condemnation authority shall take any steps preliminary thereto), then MFW covenants to promptly deliver to SYMMETRY written notice thereof and SYMMETRY shall be entitled to terminate this Agreement. In the event that SYMMETRY does not terminate this Agreement pursuant to the immediately proceeding sentence, SYMMETRY shall close this transaction on the Closing Date and at the Purchase Price herein agreed, and MFW shall assign to SYMMETRY its right in and to any insurance proceeds payable in connection with the casualty or MFW’s portion of any condemnation award up to the amount of the Purchase Price. For purposes of the foregoing, a “material portion” of the Real Property shall mean that portion which, if destroyed, taken or condemned, would (i) eliminate access to any portion of the remainder to which access is available as of the date of this Agreement, or (ii) cause any noncompliance with any applicable law, ordinance, rule or regulation of any federal, State of Tennessee or local authority or governmental agency having jurisdiction over the Real Property.

9.                                      Closing.

The closing on the sale and purchase of the Subject Property (the “Closing”) will take place at the offices of Barrett & McNagny LLP, 215 East Berry Street, Fort Wayne, Indiana 46802, on the date of Closing set by the terms of the Purchase Agreement (the “Closing Date”). At the Closing, MFW and SYMMETRY will deliver the agreements, instruments, payments and certificates as provided in Section 10. As a condition to SYMMETRY’s obligation to close, the parties shall cause the Closing to be insured by the Title Company. The Closing fee charged by the Title Company shall be split between and paid evenly by MFW and SYMMETRY.

10.                               Closing Documents.

Subject to performance by SYMMETRY and MFW of their respective obligations under this Agreement, SYMMETRY and MFW agree to deliver at the Closing the following:

10.1        MFW shall deliver at the Closing the following:

A.            A special warranty deed (the “Deed”), dated as of the Closing Date, conveying good, marketable and fee simple title to SYMMETRY with respect to the Real Property, free and clear of any and all leases, liens, judgments and encumbrances, other than the following items (the “Allowable Encumbrances”):

(a).                               Building and zoning laws, ordinances, State of Tennessee and federal statutes and regulations;

(b).                              Utility and drainage easements of record which do not unreasonably interfere with the present use of the Real Property;

(c).                               Real Property taxes to be assumed and paid by SYMMETRY pursuant hereto;

(d).                              Easements, restrictions, conditions, covenants and reservations of record which are not objected to by SYMMETRY in accordance with Section 3 hereof;

(e).                               Survey matters which are not objected to by SYMMETRY in accordance with Section 4 hereof;

(f).                                 All title and survey objections waived, or deemed waived hereunder, by SYMMETRY; and

(g).                              the Lease.

B.            Two (2) executed counterparts of the Assignment of Lease;

C.            MFW’s share of the closing costs allocated in accordance with usual custom and practice, except only as otherwise expressly allocated in this Agreement;

D.            A warranty bill of sale transferring the Tangible Personal Property to SYMMETRY;

E.             An assignment of MFW’s right, title and interest in the Intangibles (other than the Assumed Contracts) to the extent that such Intangibles are assignable by MFW;

F.             Counterparts of a closing statement (the “Closing Statement”) summarizing all adjustments in respect of the Purchase Price made at the Closing;

G.            An assignment and assumption of all Project Contracts which SYMMETRY elects, by written notice to MFW given prior to the Closing Date, to assume (the “Assumed Contracts”);

H.            A personal “GAP” undertaking of MFW in a form acceptable to the Title Company;

I.              Exclusive and undisturbed possession of the Subject Property, subject to the Allowable Encumbrances;

J.             An affidavit by MFW indicating that as of the Closing Date there are no outstanding unsatisfied judgments docketed or tax liens filed in the official records in and for Davidson County, Tennessee, or bankruptcies against or involving MFW; that MFW has disclosed and identified, to the best of its knowledge, all leases, maintenance agreements or other agreements in force as to the Subject Property; and that MFW knows of no unrecorded interests in the Subject Property of any kind, together with whatever standard owner’s affidavit reasonably may be reasonably required by the Title Company;

K.            All other documents effecting title to and possession of the Subject Property that may be necessary to transfer or assign the same to SYMMETRY free and clear of all leases, liens, charges and encumbrances, other than the Allowable Encumbrances;

L.             The partners’ certificate required by Section 15;

M.           A memorandum of the Lease for recording purposes;

N.            A certification establishing that no federal income tax is required to be withheld under the Foreign Investment and Real Property Tax Act, or to consent to withholding of tax from the proceeds of sale if required;

O.            An amendment to the Lease stating the tenant’s proportionate share of expenses under the Lease is 100%;

P.             Releases and terminations of all mortgages, financing statements, liens and other related encumbrances as disclosed in the Title Commitment or a signed pay-off letter in a form reasonably acceptable to SYMMETRY and the Title Company; and

Q.            Originals or copies of all documents referenced in Section 1(iii) and (v) to the extent in the possession of MFW.

10.2                        SYMMETRY shall deliver at the Closing the following:

A.                                   SYMMETRY’s share of the closing costs allocated in accordance with usual custom and practice, except only as otherwise expressly allocated in this Agreement;

B.            Two (2) executed counterparts of the Assignment of Lease;

C.            Two (2) executed counterparts of an assignment and assumption of all Assumed Contracts;

D.            Counterparts of the Closing Statement;

E.             The Cash Payment of the Purchase Price; and

F.             The secretary’s certificate required by Section 16.

11.                               Broker Fees.

Neither SYMMETRY nor MFW shall be responsible for payment of any broker fees or commissions in connection with this transaction, except to the extent it has retained a broker to represent it in this transaction, and each party hereby represents and warrants to the other that it has not retained any such broker.

12.                               Closing Costs.

In addition to such other costs herein specifically referred to, the costs and expenses of the transaction contemplated hereby shall be payable as follows:

A.            All expenses pertaining to any financing obtained by SYMMETRY shall be payable by SYMMETRY;

B.            All recording fees relating to the Deed and memorandum of the Lease shall be payable by SYMMETRY;

C.            All transfer taxes, documentary taxes, deed stamps or similar taxes or fees due in connection with the conveyance of the Real Property to SYMMETRY, not to exceed $6,000.00 in the aggregate, shall be payable by SYMMETRY (any such taxes or fees due in excess of $6,000.00 shall be payable by MFW);

D.            MFW and SYMMETRY shall be responsible for their respective attorneys’ fees; and

E.             Any other costs of Closing shall be paid in accordance with what is customary in Davidson County, Tennessee.

13.                               No Partnership or Joint Venture Created.

Nothing in this Agreement shall be interpreted as creating a partnership or joint venture between SYMMETRY and MFW relative to the Subject Property.

14.                               Due Diligence.

During the forty-five (45) day period commencing on the date of execution of this Agreement (the “Due Diligence Period”), MFW shall allow SYMMETRY, and SYMMETRY’s agents, access to the Subject Property without charge and at all reasonable times for the purpose of SYMMETRY’s investigation of and non-invasive testing the same, upon the condition that MFW receives written notice thereof at least three (3) business days in advance, which written notice identifies the nature and the scope of the investigation and testing, the identity of the party or parties who or which will be conducting the same, and the purpose or purposes therefor. MFW shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in its reasonable judgment could result in any injury to the Subject Property or breach of any agreement to which MFW or SSI is a party, or expose MFW to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Subject Property or MFW’s interest therein. No consent by MFW of any such activity shall be deemed to constitute a waiver by MFW or assumption of liability or risk by MFW. SYMMETRY shall not permit any mechanic’s or materialmen’s liens or any other liens to attach to the Subject Property by reason of the performance of any work or the purchase of any materials by SYMMETRY or any other party in connection with any studies or tests conducted by or for SYMMETRY. SYMMETRY shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Subject Property, and all equipment, materials and substances generated, used or brought onto the Subject Property pose no material threat to the safety of persons or the environment and cause no damage to the Subject Property or other property of MFW or other persons. SYMMETRY shall pay all costs and expenses of such investigations and testing, including a phase one environmental site assessment. SYMMETRY shall deliver to MFW copies of all investigation and test reports, results, and data, and SYMMETRY shall immediately and forthwith repair all damages to the Subject Property caused by or occurring during SYMMETRY’s investigation and testing and restore and return the Subject Property to substantially the same condition as existed prior to such entry, at SYMMETRY’s cost and expense, unless SYMMETRY closes on the purchase of the Subject Property. SYMMETRY shall waive all claims, indemnify, defend (with attorneys reasonably satisfactory to MFW), and hold harmless MFW, SSI and their respective agents, employees, directors, representatives, shareholders, partners and affiliated entities from and against any actions, omissions or negligence by SYMMETRY and its agents and representatives. SYMMETRY shall waive all claims, indemnify, defend (with attorneys reasonably satisfactory to MFW), and hold harmless MFW and SSI from any and all claims, damages, costs (including, but not limited to attorney and expert fees) and liability arising out of or due to bodily injury, disease, death, property damage or SYMMETRY’s and its agents’ entries, surveys, tests, investigations, and the like. This clause is not intended to indemnify MFW or SSI for claims caused solely by its own negligence.

SYMMETRY shall have the right, in its sole and absolute discretion, to elect to terminate this Agreement without penalty by giving written notice for any reason relating to the condition of the Real Property of such election to MFW at any time prior to the expiration of the Due Diligence Period. If SYMMETRY shall timely elect to so terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, liabilities or obligations hereunder, except as otherwise expressly provided herein. The indemnity provisions of this Section 14 shall survive the Closing and termination of this Contract.

15.                               Representations and Warranties of MFW.

In addition to any other representations and warranties made herein, MFW hereby represents and warrants to SYMMETRY as of the date hereof and agrees to confirm in a partners’ certificate to be delivered at the Closing that:

A.            MFW is a duly authorized and validly existing general partnership organized under the laws of the State of Tennessee;

B.            MFW has full power and authority to enter into this Agreement and to perform its obligations hereunder, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite partnership action and this Agreement constitutes the legal, valid and binding obligation of the MFW and is enforceable against MFW in accordance with its terms;

C.            Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by MFW shall, or after the lapse of time or with the giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the organizational documents of MFW or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in a breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which it is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority, agency or regulatory body (“Governmental Authority”), or any creditor of MFW that will not be paid in full at or before Closing or any other person or entity;

D.            No other person or entity has any right to acquire the Subject Property (whether by option to purchase, right of first refusal, contract or otherwise);

E.             MFW is not a foreign person and agrees that a “FIRPTA” certification will be provided to SYMMETRY on the Closing Date, in that Section 1445 of the Internal Revenue Code provides that the transferee of a United States real property interest must deduct and withhold a tax equal to ten percent (10%) of the amount realized by the transferor on the disposition, if the transferor is a foreign person;

F.             MFW has not received any notice, and has no knowledge, that the Real Property, or any portion or portions thereof, is or will be subject to or affected by

(i) any special assessments, whether or not presently a lien thereon; or (ii) any condemnation, eminent domain, or other similar proceeding;

G.            With respect to its ownership and use of the Real Property, MFW has received no written notice that it is in violation of any federal, state or local legal or regulatory requirement of any kind or nature whatsoever, including, but not limited to, zoning, land use, building, safety or health laws, regulations, ordinances or codes;

H.            There are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Real Property, or any portion or portions thereof, or relating to or arising out of MFW’s ownership of the Real Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality;

I.              There is no pending or, to MFW’s knowledge, anticipated change in any applicable building, zoning, subdivision and other land use and similar law that will have or result in a material adverse effect upon the ownership, alteration, use, occupation or operation of the Real Property or any portion thereof;

J.             Except as set forth in Schedule 3 attached hereto and made a part hereof by reference, no past or current use by MFW is dependent on a non-conforming use or other applicable governmental approval, the absence of which would materially limit the use of the Real Property;

K.            There are no leases or other agreements granting to any persons or third parties the right of use or occupancy of any portion of the Subject Property (other than the Lease) that will survive the Closing;

L.             Except as may be set forth in Schedule 4 and as set forth in the information contained in any site surveys and the environmental reports listed in Schedule 4, copies of which have been provided to SYMMETRY, and except as would not have a Material Adverse Effect: (i) MFW and the Companies have at all times transported, stored, and/or disposed of Hazardous Materials handled by MFW and the Companies in a manner that is reasonably necessary for the conduct of the Business and in material compliance with Environmental Laws, (ii) to MFW’s knowledge, the Real Property, during its use by MFW and the Companies has not been used, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Materials, except for such storage or handling of Hazardous Materials as is reasonably necessary for the conduct of the Business and in material compliance with Environmental Laws, (iii) to MFW’s knowledge, no asbestos, lead paint, radioactive material, polychlorinated biphenyls, or urea formaldehyde has been placed, stored, located or disposed on the Real Property, (iv) MFW and the Companies have not agreed to assume and, to MFW’s knowledge, neither has assumed by operation of law, any environmental Liability of any other Person, including, but not limited to, environmental Liabilities under

CERCLA or SARA, and (v) MFW and the Companies have obtained and complied in all material respects with, and are in material compliance with, all Environmental Permits necessary or required for the operation of the Business, said Environmental Permits are in full force and effect, and to MFW’s knowledge there are no Proceedings pending or threatened to revoke or limit any thereof. Except as may be set forth in Schedule 4 hereto, the Real Property is not listed on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Information System, the Resource Conservation and Recovery Information System or any other governmental list of potentially contaminated properties.

M.           Schedule 5 contains a true and accurate copy of the Lease;

N.            MFW as landlord under the Lease has received no notice from the tenant that it is in default of the terms and conditions of the Lease, and, to its knowledge, the tenant under the Lease is not in default of the terms and conditions of the Lease and has not prepaid any rent or other monies such as real estate taxes which are deemed rent under the Lease beyond what is required by the Lease;

O.            Wallace and Mann own all of the partnership interests of MFW;

P.             MFW owns fee simple title to the Real Property;

Q.            Any and all Project Contracts which are not Assumed Contracts shall be terminated by MFW as of the Closing Date, with MFW having fully paid and discharged any and all obligations accruing thereunder;

R.            To MFW’s knowledge, all required certificates of occupancy for the Real Property, and all other licenses, permits, authorizations and approvals necessary for the operation of the Real Property as currently used for the existing business, have been issued and are in good standing, and all charges and fees for such certificates, permits and approvals have been paid in full;

S.             All Tangible Personal Property, if any, is owned by MFW free and clear of any and all liens and security interests other than those to be satisfied by MFW at Closing, and all Tangible Personal Property currently located in or on the Real Property is in operating condition, normal wear and tear excepted; and

T.            MFW has not received any written notice from any insurance company, board of fire underwriters or rating organization (or other body exercising similar functions) (i) claiming any defects or deficiencies in the Real Property which have not been addressed and fully cured or corrected, or (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) claiming any default which, if not corrected, would result in a cancellation of insurance coverage.

U.            The outside of the east wall of each and every building presently constructed on the Real Property contains a brick facing.

V.            Except as expressly set forth in this Section 15 and elsewhere in this Agreement, MFW hereby specifically disclaims any warranty, guarantee or representation, oral or written, past, present or future, of, as to or concerning; (i) the nature and condition of the Real Property, including, without limitation, water, soil and geology and other environmental conditions, and the suitability of the Real Property for any and all activities and uses which SYMMETRY may elect to conduct thereon; and (ii) the compliance of the Real Property or its operation with any laws (including but not limited to Environmental Laws), ordinances or regulations of any Governmental Authority. SYMMETRY acknowledges that having been given a full and complete opportunity to inspect the Real Property, SYMMETRY is relying solely on its own investigation of the Real Property and the representations and warranties of MFW set forth in this Section 15 and elsewhere in this Agreement. Subject to said representations and warranties, the sale of the Real Property as provided for herein is made on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis, and SYMMETRY expressly acknowledges that, in consideration of the agreements of MFW herein, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE REAL PROPERTY. The provisions of this Section 15.V shall survive the Closing and the termination of this Agreement.

W.           All real estate taxes on the Real Property for the fiscal year ending December 31, 2006 have been paid in their entirety. No real estate taxes are due and owing yet for the fiscal year commencing January 1, 2007. Pursuant to the terms of the Lease, the tenant under the Lease is responsible for any and all real estate taxes and assessments for the Real Property.

X.            MFW does not hold any security deposit under the Lease, nor does the Lease require the tenant to have delivered same.

16.                               Representations and Warranties of SYMMETRY.

SYMMETRY hereby represents and warrants to MFW as of the date hereof and agrees to confirm in a secretary’s certificate to be delivered at the Closing that:

A.            SYMMETRY is a duly authorized and validly corporation organized under the laws of the State of Delaware;

B.            SYMMETRY has full power and authority to enter into this Agreement and to perform its obligations hereunder, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite company action and this Agreement constitutes the legal, valid and binding obligation of SYMMETRY, enforceable against SYMMETRY in accordance with its terms; and

C.            Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by SYMMETRY shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the organizational documents of SYMMETRY or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in the breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which it is a party or by which it is bound, or require any approval, consent, authorization or other action by any Governmental Authority, or any creditor of SYMMETRY or any other person or entity.

17.                               Indemnification.

17.1                        By MFW.

MFW covenants and agrees to defend, indemnify and hold harmless SYMMETRY, its officers, directors, members, employees, agents, advisors, representatives and Affiliates (collectively, the “SYMMETRY Indemnitees”) from and against, and pay or reimburse SYMMETRY Indemnitees for, any and all Damages resulting from or arising out of:

A.                                   the breach or inaccuracy of any representation or warranty when made or deemed made by MFW in this Agreement;

B.                                     the parking lot matter described in Section 37 herein; and

C.                                     the breach or violation of any covenant or other obligation of MFW under this Agreement.

17.2                        By SYMMETRY.

SYMMETRY covenants and agrees to defend, indemnify and hold harmless MFW, its officers, directors, members, employees, agents, advisors, representatives and Affiliates (collectively, the “MFW Indemnitees”) from and against, and pay or reimburse MFW Indemnitees for, any and all Damages resulting from or arising out of:

A.                                   the inaccuracy of any representation or warranty when made or deemed made by SYMMETRY in this Agreement; and

B.                                     the breach or violation of any covenant or other obligation of SYMMETRY under this Agreement.

17.3                        Certain Definition.

For purposes of Section 17, the term “Damages” means any and all damages (but excluding special, incidental, consequential or punitive damages), losses, claims (including Taxes), expenses, costs, fines, consultant, expert, attorney and professional fees, interest and penalties, and with respect to indemnification for breach of the representations and warranties in Section 15.L, “Damages” shall mean such liabilities as referenced above arising out of or in connection with investigation of site conditions or any clean up, remedial, removal or restoration work, or any diminution in value or natural resource damage caused by: (i) the presence of Hazardous Materials or (ii) any violation of Environmental Laws causing physical injury to persons or property. “Damages” shall also include costs incurred arising from claims, actions, suits, demands, assessments, investigations, judgments, penalties, fines, awards, arbitrations or other proceedings, together with reasonable attorneys’ fees and expenses.

17.4                        Survival.

The provisions of this Section 17 shall survive the termination of this Agreement and the Closing of the transactions contemplated under this Agreement.

18.                               Remedies.

18.1        Of SYMMETRY.

If SYMMETRY is not then in default hereunder, and, subject to the conditions set forth herein, if MFW fails to close the transaction contemplated hereby, SYMMETRY shall elect, as its sole and exclusive remedy, either to (i) terminate this Agreement by giving written notice of termination and receive a full and immediate refund an amount (not to exceed the sum of Twenty Thousand and No/100 Dollars ($20,000.00)) equal to SYMMETRY’s out-of-pocket expenses spent in connection with this Agreement or the purchase contemplated herein, or (ii) enforce specific performance of the obligations of MFW hereunder.

18.2        Of MFW.

If MFW is not in default, and if this Agreement is not terminated by reason of failure of any condition precedent to Closing hereunder and if SYMMETRY fails to close the transaction contemplated hereby or defaults under a provision hereof, MFW shall elect, as its sole and exclusive remedy, either to (i) terminate this Agreement by giving written notice of termination and receive a full and immediate refund an amount (not to exceed the sum of Twenty Thousand and No/100 Dollars ($20,000.00)) equal to MFW’s out-of-pocket expenses spent in connection with this Agreement or the sale contemplated herein, or (ii) enforce specific performance of the obligations of SYMMETRY hereunder.

18.3        Survival.

The provisions of this Section 18 shall survive the termination of this Agreement.

19.                               Personal Property Taxes.

MFW shall be responsible and obligated to pay all personal property taxes respecting the Tangible Personal Property which are assessed and charged by the State of Tennessee and local tax authorities in Tennessee prior to Closing. SYMMETRY shall be responsible and obligated to pay all such personal property taxes which are assessed and charged by the State of Tennessee and local tax authorities in Tennessee after Closing. SYMMETRY shall pay all sales taxes and fees charged to transfer title to the Tangible Personal Property. Without affecting any other section herein, this Section 19 shall survive the Closing.

20.                               Reasonable Consent.

Whenever SYMMETRY’s or MFW’s approval or consent shall be requested pursuant to this Agreement, such approval or consent shall not be arbitrarily or unreasonably conditioned, delayed, or withheld and (except with respect to draft documents proffered for review) shall be deemed to have been given, unless within five (5) days of the request therefor, SYMMETRY or MFW, as appropriate, notifies the requesting party that SYMMETRY or MFW, as appropriate is denying such approval or consent, stating in such notice the reasonable grounds therefor.

21.                               Attorney Fees.

If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms of this Agreement, the losing or defaulting party shall pay to the prevailing party its reasonable attorneys’ fees, costs and expenses incurred by it in connection with the prosecution or defense of such action.

22.                               Notices.

Except as otherwise provided herein, all communications, demands, notices, or objections permitted or required to be given or served under this Agreement shall be in writing and shall be deemed to have been duly given or served (a) upon receipt if (i) delivered in person or (ii) delivered by recognized overnight courier service, or (b) three (3) business days after receipt of such notice in registered or certified mail, at the address set forth in each party’s signature block below.

23.                               Binding Effect.

This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24.                               Amendment; Modification; Waiver.

Except only as expressly provided to the contrary herein, no amendment, modification, or waiver of any condition, provision, or term shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or a duly authorized representative, and specifying with particularity the extent and nature of such amendment, modification, or waiver. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default.

25.                               Complete Agreement; No Merger.

This Agreement and the Schedules attached hereto, together with the Purchase Agreement, is intended by the parties as the final written expression of their agreement, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. The terms, covenants, representations and warranties made, and conditions to be performed, or which may be performed subsequent to the Closing, shall not merge with any of the documents exchanged at the Closing.

26.                               Severability.

Each provision, section, sentence, clause, phrase, and word of this Agreement is intended to be severable. If any provision, section, sentence, clause, phrase, or word hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

27.                               Captions, Headings and Titles.

All captions, headings and titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement as a limitation of the scope of the particular paragraphs or sections to which they apply.

28.                               Reference to Gender.

Where appropriate, the feminine gender may be read as the masculine gender or the neuter gender, the masculine gender may be read as the feminine gender or the neuter gender, and the neuter gender may be read as the masculine gender or the feminine gender.

29.                               Governing Law.

This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Tennessee.

30.                               Assignment.

Other than an assignment to an Affiliate of SYMMETRY, SYMMETRY may not assign its interest under this Agreement without the express written consent of MFW. Upon any such assignment made, SYMMETRY shall provide written notice to MFW prior to Closing. MFW may not, however, assign its interest under this Agreement under any circumstances.

31.                               Counterparts.

This Agreement may be executed by fax or electronic mail in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one document.

32.                               No Recording.

Neither this Agreement nor any memorandum hereof may be placed by either party into the public record.

33.                               No Public Disclosure.

MFW and SYMMETRY each agrees to abide by all public disclosure related provisions set forth in the Purchase Agreement.

34.                               Undefined Terms.

Terms capitalized but not defined in this Agreement shall have and carry the same meanings as set forth in the Purchase Agreement.

35.                               Survival of Representations and Warranties.

MFW and SYMMETRY hereby agree: (i) the representations and warranties in Section 15.A, B, and C and Section 16.A, B and C shall have no expiration; (ii) the representations and warranties in Section 15.L will survive the applicable statute of limitations plus sixty (60) days; (iii) except as noted above in this Section 35, all of the representations and warranties made by MFW and SYMMETRY under this Agreement will terminate upon the second (2nd) year anniversary of the Closing Date; and (iv) all covenants of the parties hereto will survive until performed or satisfied in accordance with their respective terms.

36.                               Cumulative Rights.

Except as may otherwise be provided elsewhere in this Agreement, no right or remedy conferred on or reserved to SYMMETRY or MFW is intended to be exclusive of any other right or remedy provided herein or by law, but such rights and remedies shall be cumulative in and in addition to every other right or remedy given in this Agreement or hereafter existing at law and in equity (including specific performance), of which the parties are permitted to avail themselves.

37.          Parking Lot.

MFW hereby acknowledges that the current condition of the parking lot on the Real Property lacks handicap spaces. MFW covenants to perform not later than thirty (30) days after the Closing Date all parking lot improvements which are required by applicable local, state and federal laws (including, without limitation, the Americans with Disabilities Act) in connection with the requirement for handicap parking. Notwithstanding the foregoing, MFW shall not cause any reduction to the current number of parking spaces at the Real Property.

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IN WITNESS WHEREOF, MFW and SYMMETRY have caused this Agreement to be executed effective the date and year first set forth hereinabove.

“SYMMETRY” SYMMETRY MEDICAL USA INC., a Delaware corporation		Address: 220 West Market Street
By:	/s/ Fred L. Hite	Warsaw, Indiana 46580
Fred L. Hite, Chief Financial Officer

“MFW” MFW INVESTMENTS, a Tennessee general partnership		Address: 200 River Hills Drive
By:	/s/ Louis C. Wallace	Nashville, Tennessee 37210
Louis C. Wallace, Partner

/s/ Charles O. Mann, Jr.
Charles O. Mann, Jr., Partner

DISCLOSURE SCHEDULES

TO THE

REAL PROPERTY SALE AND PURCHASE AGREEMENT

BY AND AMONG

SYMMETRY MEDICAL USA, INC.

(“PURCHASER”)

AND

MFW INVESTMENTS

(“SELLER”)

DATED: AUGUST 29, 2007

Schedules

1 – Land Description

2 – Excluded Tangible Personal Property

3 – Non-Conforming Use of Property

4 – Hazardous Materials

5 – Lease